Exhibit 15.6

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers and Geologists

We consent to the references to our firm in the form and content in which they appear in this Annual Report on Form 20-F, and the inclusion of our report herein for PetroChina Company Limited, filed with the Securities and Exchange Commission.

RYDER SCOTT COMPANY, L.P.
TBPE Registration No. F-1580

Houston, Texas

March 26, 2020

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110